Exhibit 99.1

iBio to Begin Trading on the Nasdaq Stock Exchange

SAN DIEGO, February 19, 2025 (GLOBE NEWSWIRE) -- iBio, Inc. (NYSEA:IBIO), an AI-driven innovator of precision antibody therapies, today announced that iBio’s common stock has been approved for listing on the Nasdaq Capital Market and iBio will transfer its stock exchange listing to Nasdaq Capital Market from the NYSE American. The Company expects to begin trading as a Nasdaq-listed company on Mar 4, 2025, and will continue to trade under the symbol “IBIO.”  The Company’s common stock will continue to trade on the NYSE American until the market close on Mar 3, 2025.

Martin Brenner, Ph.D., DVM, iBio’s CEO and Chief Scientific Officer, commented, “We are pleased to announce our listing on the Nasdaq Capital Market and to join a community of leading biotech companies. We believe the move to Nasdaq will improve the visibility of our common stock, enhance trading liquidity in our shares, and provide us with greater exposure to institutional investors.”

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About iBio, Inc.

iBio (NYSEA: IBIO) is a cutting-edge biotech company leveraging AI and advanced computational biology to develop next-generation biopharmaceuticals for cardiometabolic diseases, obesity, cancer and other hard-to-treat diseases. By combining proprietary 3D modeling with innovative drug discovery platforms, iBio is creating a pipeline of breakthrough antibody treatments to address significant unmet medical needs. Our mission is to transform drug discovery, accelerate development timelines, and unlock new possibilities in precision medicine. For more information, visit www.ibioinc.com or follow us on LinkedIn.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the transfer to Nasdaq, anticipated date of commencement of trading on the Nasdaq and continuation of trading on the NYSE American and  the move to Nasdaq improving the visibility of the Company’s common stock, enhancing trading liquidity in the shares, and providing the Company with greater exposure to institutional investors.. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to derive the anticipated benefits from the move to Nasdaq, the Company’s ability to execute its growth strategy and advance its pipeline of therapeutic antibody candidates for cardiometabolic diseases and oncology; the Company’s ability to obtain regulatory approvals for commercialization of its product candidates, or to comply with ongoing regulatory requirements; regulatory limitations relating to the Company’s ability to promote or commercialize its product candidates for specific indications; acceptance of the Company’s product candidates in the marketplace and the successful development, marketing or sale of products; and whether the

Company will incur unforeseen expenses or liabilities or other market factors; and the other factors discussed in the Company’s filings with the SEC including the Company’s Annual Report on Form 10-K for the year ended June 30, 2024 and the Company’s subsequent filings with the SEC on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Corporate Contact:

iBio, Inc.
Investor Relations
ir@ibioinc.com

Media Contacts:

Ignacio Guerrero-Ros, Ph.D., or David Schull
Russo Partners, LLC
Ignacio.guerrero-ros@russopartnersllc.com
David.schull@russopartnersllc.com
(858) 717-2310 or (646) 942-5604